UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017

RETAILMENOT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36005	26-0159761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Congress Avenue, Suite 700
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 777-2970
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2017, by RetailMeNot, Inc. (“RetailMeNot” or the “Company”), the Company entered into an Agreement and Plan of Merger with Harland Clarke Holdings Corp. (“Parent”) and R Acquisition Sub, Inc. (“Purchaser”) dated as of April 10, 2017 (the “Merger Agreement”).

Pursuant to the Merger Agreement, on April 24, 2017, Purchaser commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of Series 1 Common Stock, $0.001 par value per share, of the Company (“Shares”) at a purchase price of $11.60 per share in cash (the “Offer Price”) upon the terms and subject to conditions set forth in the offer to purchase and the related letter of transmittal (collectively, the “Offer Documents”).

The Offer expired at 11:59 p.m. New York City time on Monday, May 22, 2017 (the “Expiration Time”), all conditions were satisfied and the Offer was not extended. Broadridge Corporate Issuer Solutions, Inc., in its capacity as the depositary for the Offer, has advised the Company and Purchaser that, as of the Expiration Time, 43,835,500 Shares had been validly tendered and not properly withdrawn pursuant to the Offer, which represented approximately 90.16% of the outstanding Shares as of the Expiration Time. The number of Shares tendered satisfied the Minimum Condition (as defined in the Merger Agreement and Offer Documents). Purchaser accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Time and, according to the Offer Documents, will promptly pay for such Shares in accordance with the terms of the Offer.

As a result of its acceptance of the Shares tendered in the Offer, Purchaser acquired a sufficient number of Shares to complete the merger of Purchaser with and into the Company (the “Merger”) without a vote of the stockholders of the Company pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). Accordingly, on May 23, 2017, following the consummation of the Offer, Parent and Purchaser consummated the Merger pursuant to Section 251(h) of the DGCL, with the Company continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent. In the Merger, each Share (other than (i) Shares owned by the Company as treasury stock, or owned by Parent or the Purchaser (including any Shares acquired by the Purchaser in the Offer) immediately before the Effective Time, and (ii) Shares owned by any stockholders who have properly exercised their appraisal rights under Section 262 of the DGCL) that was issued and outstanding immediately prior to the consummation of the Merger was converted automatically into the right to receive the Offer Price, upon the consummation of the Merger (the “Effective Time”).

Pursuant to the Merger Agreement, each option and performance-based option exercisable for Shares (together, “Company Options”) (whether vested or unvested) that was outstanding and unexercised as of immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash payable within five Business Days (as defined in the Merger Agreement) following the Effective Time equal to the product of (i) the excess, if any, of the Offer Price over the exercise price per share of such Company Option multiplied by (ii) the number of Shares underlying such option immediately prior to the Effective Time (with the number of Shares underlying a performance-based option being determined in accordance with the applicable award agreement based on actual performance through the date three Business Days prior to the Effective Time). Any Company Option for which the exercise price per Share was equal to or greater than the Offer Price, was canceled and terminated without any cash payment being made in respect thereof.

Pursuant to the Merger Agreement, a prorated portion of each Company restricted stock unit and performance-based restricted stock units (“Company RSUs”) held by employees of the Company was converted into a cash-based award in an amount equal to the product of (i) the Offer Price and (ii) the number of Shares underlying the prorated portion of such Company RSU immediately prior to the Effective Time such that the aggregate value of all such cash-based awards equaled $30 million. For purposes of the immediately preceding sentence, the number of Shares underlying a performance-based Company RSU was determined in accordance with the applicable award agreement based on actual performance through the date three Business Days prior to the Effective Time. Following the Effective Time, each cash-based award will be subject to the same terms and conditions (including continued service through the applicable vesting dates, but excluding any performance-based conditions) as applied to the corresponding Company RSU.

As of immediately prior to the Effective Time, (i) each Company RSU (whether vested or unvested) that was held by a non-employee director and (ii) all Company RSUs held by employees (other than the prorated portion converted into cash-based awards as described above) was cancelled and converted into an amount in cash payable within five Business Days (as defined in the Merger Agreement) following the Effective Time equal to the product of (A) the Offer Price multiplied by (B) the number of Shares underlying the prorated portion of such Company RSU immediately prior to the Effective Time (with the number of Shares underlying a performance-based Company RSU being determined in accordance with the applicable award agreement based on actual performance through the date that is three Business Days prior to the Effective Time).

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, on May 23, 2017, Purchaser accepted for payment all Shares validly tendered and not properly withdrawn pursuant to the Offer on or prior to the Expiration Time and will promptly pay for such Shares in accordance with the terms of the Offer. On May 23, 2017, the Merger was completed pursuant to Section 251(h) of the DGCL, with no Company stockholder vote required to consummate the Merger. At the Effective Time, the Company became a wholly owned subsidiary of Parent. As a result, a change of control of the Company occurred.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. The foregoing description of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On May 23, 2017, in connection with the consummation of the Offer and the Merger, the Company (i) notified the NASDAQ Stock Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (x) halt trading of the Shares effective before the opening of trading on May 23, 2017, and permanently suspend trading at the close of trading on May 23, 2017, and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Shares, which previously traded under the symbol “SALE”, ceased to be traded on NASDAQ prior to the opening of trading on May 23, 2017. The Company intends to file with the SEC a Form 15 requesting that the Shares be deregistered and that the Company’s reporting obligations under Sections 12(g) of the Exchange Act be terminated.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Change in Control of Registrant.

The information contained in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, each of G. Cotter Cunningham, C. Thomas Ball, Eric Korman, Jules A. Maltz, Gokul Rajaram, Greg J. Santora, Brian H. Sharples and Tamar Yehoshua resigned as members of the Board of Directors of the Company and as members of Committees of the Board of Directors effective as of the Effective Time.

Following the consummation of the Merger, the following persons were appointed as directors of the Company: Victor Nichols, Edward P. Taibi and Peter A. Fera, Jr.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, pursuant to the Merger Agreement, the Company’s certificate of incorporation, as amended and restated, and its bylaws, as amended and restated, were each amended and restated in their entirety, effective as of the Effective Time. Copies of the certificate of incorporation and bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

On May 23, 2017, Parent issued a press release relating to the consummation of the Merger. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and among Harland Clarke Holdings Corp., RetailMeNot, Inc. and R Acquisition Sub, Inc. dated April 10, 2017 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 10, 2017)*

3.1	Amended and Restated Certificate of Incorporation of RetailMeNot, Inc.

3.2	Amended and Restated By-Laws of RetailMeNot, Inc.

99.1
Press Release issued by Parent, dated May 23, 2017 (incorporated by reference to Exhibit (a)(5)(D) to Amendment No. 4 to the Schedule TO filed on May 23, 2017 by Harland Clarke Holdings Corp. and R Acquisition Sub, Inc.)

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. RetailMeNot hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAILMENOT, INC.

Date: May 23, 2017	/s/ Jonathan B. Kaplan
Jonathan B. Kaplan
Senior Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and among Harland Clarke Holdings Corp., RetailMeNot, Inc. and R Acquisition Sub, Inc. dated April 10, 2017 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 10, 2017)*

3.1	Amended and Restated Certificate of Incorporation of RetailMeNot, Inc.

3.2	Amended and Restated By-Laws of RetailMeNot, Inc.

99.1
Press Release issued by Parent, dated May 23, 2017 (incorporated by reference to Exhibit (a)(5)(D) to Amendment No. 4 to the Schedule TO filed on May 23, 2017 by Harland Clarke Holdings Corp. and R Acquisition Sub, Inc.)

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. RetailMeNot hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.